Exhibit 5.1

Warner Norcross + Judd LLP
Attorneys at Law
150 Ottawa Avenue, N.W.

Suite 1500
Grand Rapids, Michigan 49503

May 31, 2024

SpartanNash Company

850 76th Street, S.W.

P.O. Box 8700

Grand Rapids, Michigan 49518

Re: Form S-8 Registration Statement

2,144,000 Shares of Common Stock, no par value per share

Ladies and Gentlemen:

SpartanNash Company, a Michigan corporation (the “Company”), has requested that we furnish this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 2,144,000 shares of Company common stock, no par value per share (the “Shares”), issuable under the SpartanNash Company 2024 Stock Incentive Plan (the ”Plan”), under a registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (“Commission”) on or about May 31, 2024.

In connection with this opinion, we have examined the Company’s articles of incorporation and bylaws, the resolutions of the Company’s Board of Directors with respect to the Plan dated March 6, 2024, a Form 8-K filed by the Company with the Commission on May 31, 2024 reflecting approval of the Plan by the Company’s shareholders, and the terms of the Plan. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that the Shares, when duly registered under the Securities Act and issued and delivered under the Plan, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion is rendered for the purposes of Part II, Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K and may not be used, quoted, or referred to or filed for any other

Exhibit 5.1

purpose without our prior written permission. This opinion, which is limited to the matters specifically referenced in this letter and is further limited to the laws of the State of Michigan, is effective as of the date of this letter. No expansion of our opinion may be made by implication or otherwise.

Warner Norcross + Judd LLP

By	/s/ Charlie Goode
Charlie Goode, A Partner

30529686